UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 9, 2012, GAMCO Investors, Inc. issued a press release announcing the final results of its tender offer to purchase up to the entire principal amount ($86,114,564) of its 0% Subordinated Debentures due 2015 (the "Debentures").  Based on the final count by Computershare Trust Company, N.A. (“Computershare”), the depositary for the Offer, $64,112,674 aggregate principal amount of Debentures were validly tendered and not properly withdrawn at or below the final purchase price of $870 per $1,000 principal amount of Debentures.  As a result, GAMCO accepted for purchase $64,112,674 aggregate principal amount of Debentures at a purchase price of $870 per $1,000 principal amount of Debentures, for a total cost of $55,778,026.38, excluding fees and expenses related to the Offer.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    (d)   Exhibits

Exhibit No.      Description

99.1          Press release dated July 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Robert S. Zuccaro

Robert S. Zuccaro
Executive Vice-President and Chief Financial Officer

Date:	July 9, 2012

EXHIBIT INDEX

Exhibit No.      Description

99.1          Press release dated July 9, 2012